Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Timothy A. Bonang, Vice President, Investor Relations, or Carlynn Finn, Senior Manager, Investor Relations.
(617) 796-8232
www.hptreit.com

Hospitality Properties Trust Announces 2011 Third Quarter Results

Newton, MA (November 7, 2011).  Hospitality Properties Trust (NYSE: HPT) today announced its financial results for the quarter and nine months ended September 30, 2011.

Results for the Quarter Ended September 30, 2011:

Normalized funds from operations, or Normalized FFO, for the quarter ended September 30, 2011 were $98.0 million, or $0.79 per share, compared to Normalized FFO for the quarter ended September 30, 2010 of $101.1 million, or $0.82 per share.

Net income available for common shareholders was $40.1 million, or $0.32 per share, for the quarter ended September 30, 2011, compared to $42.8 million, or $0.35 per share, for the same quarter last year.

The weighted average number of common shares outstanding was 123.5 million and 123.4 million for the quarters ended September 30, 2011 and 2010, respectively.

A reconciliation of net income available for common shareholders determined according to U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended September 30, 2011 and 2010 appears later in this press release.

Results for the Nine Months Ended September 30, 2011:

Normalized FFO for the nine months ended September 30, 2011 were $310.7 million, or $2.52 per share, compared to Normalized FFO for the nine months ended September 30, 2010 of $295.4 million, or $2.39 per share.

Net income available for common shareholders was $129.8 million, or $1.05 per share, for the nine months ended September 30, 2011, compared to $91.9 million, or $0.74 per share, for the same period last year.  Net income available for common shareholders for the nine months ended September 30, 2011 includes a $7.3 million, or $0.06 per share, loss on asset impairment.  Net income available for common shareholders for the nine months ended September 30, 2010 includes a $6.7 million, or $0.05 per share, loss on extinguishment of debt and a $16.4 million, or a $0.13 per share, loss on asset impairment.

The weighted average number of common shares outstanding was 123.5 million and 123.4 million for the nine months ended September 30, 2011 and 2010, respectively.

A reconciliation of net income available for common shareholders determined according to GAAP to FFO and Normalized FFO for the nine months ended September 30, 2011 and 2010 appears later in this press release.

Hotel Portfolio Performance:

For the quarter ended September 30, 2011 compared to the same period in 2010: average daily rate, or ADR, increased 4.1% to $93.24; occupancy increased 2.6 percentage points to 77.0%; and, as a result, revenue per available room, or RevPAR, increased by 7.7% to $71.79.

For the nine months ended September 30, 2011 compared to the same period in 2010: ADR increased 3.3% to $93.57; occupancy increased 3.0 percentage points to 73.6%; and, as a result, RevPAR increased by 7.6% to $68.87.

Tenants and Managers:

Marriott No. 234.  During the three months ended September 30, 2011, the payments HPT received under its management contract with Marriott International, Inc. (NYSE: MAR), or Marriott, covering 71 hotels and requiring minimum returns to HPT of $98.4 million/year (referred to as the Marriott No. 234 agreement) were $2.8 million less than the minimum amounts contractually required.  HPT applied available security deposits to cover these shortfalls.  At September 30, 2011, the available security deposit which HPT held to cover future payment shortfalls was $0.2 million.  Also, Marriott has guaranteed that it will pay up to $40 million to cover up to 90% of the minimum returns due to HPT whenever the security deposit is depleted.

InterContinental.  During the three months ended September 30, 2011, the payments HPT received under its management contract with InterContinental Hotels Group, plc (LON: IHG; NYSE: IHG (ADRs)), or InterContinental, covering 130 hotels and requiring minimum returns to HPT of $153.1 million/year (referred to as the InterContinental agreement) were $0.4 million less than the minimum amounts contractually required.  HPT applied available security deposits to cover these shortfalls.  At September 30, 2011, the available security deposit which HPT held to cover future payment shortfalls was $64.2 million.

Both the Marriott and InterContinental security deposits may be replenished from certain percentages of future cash flows which exceed HPT’s minimum returns, if any.

As of September 30, 2011 all other payments due to HPT from its managers and tenants under its operating agreements were current.

Acquisitions and Dispositions:

As previously announced, HPT is planning to sell 21 Marriott hotels included in the Marriott No. 234 portfolio.  The 21 hotels include nine TownePlace Suites hotels, six Residence Inn hotels, five Courtyard hotels and one Marriott hotel.  As of September 30, 2011, the net book value, after previously reported impairment writedowns, for these hotels was approximately $131.4 million.  HPT has begun the sales process for these 21 hotels and expects to complete the sales in the first half of 2012.  HPT will retain the net sales proceeds from any hotels sold and the amount of minimum returns due from Marriott under the

Marriott No. 234 agreement will be reduced by 9% per annum of the net sales proceeds.  However, because it has not yet contracted for these sales, HPT cannot provide any assurance that it will sell any of these 21 hotels.

As previously announced, as part of its re-alignment agreement with InterContinental, HPT and InterContinental agreed that HPT may sell or rebrand up to 43 hotels.  In July 2011, HPT sold one of these hotels for net proceeds of $6.9 million, the amount equal to its previously impaired carrying value.  HPT is currently evaluating plans to either sell or rebrand the remaining 42 hotels.  As of September 30, 2011, the net book value, after previously reported impairment writedowns, for these 42 hotels was approximately $368.0 million.  If these hotels are sold, HPT will retain the net sales proceeds and reduce the amount of minimum returns due from InterContinental by 8% per annum; if these hotels are rebranded, the amount of the minimum returns due from InterContinental will be reduced by agreed amounts per hotel; and, if HPT determines to retain these hotels under InterContinental management, HPT will invest certain previously agreed amounts to improve these hotels.  HPT has begun discussions about selling or rebranding certain of these hotels; however, HPT cannot provide any assurance that it will sell or rebrand any of these 42 hotels at this time.

Recent Financing Activities:

On September 8, 2011, HPT entered a new $750.0 million unsecured revolving credit facility that is available for acquisitions, working capital and general business purposes. The new facility replaces HPT’s previous $750.0 million unsecured revolving credit facility, which had a maturity date of October 24, 2011. The maturity date of the new facility is September 7, 2015, and, subject to the payment of an extension fee and meeting certain other conditions, includes an option for HPT to extend the facility for one year to September 7, 2016.  Interest paid under the new facility is set at LIBOR plus 130 basis points, subject to adjustments based on HPT’s credit ratings.

Conference Call:

On Monday, November 7, 2011, at 1:00 p.m. Eastern Standard Time, John Murray, President and Chief Operating Officer, and Mark Kleifges, Treasurer and Chief Financial Officer, will host a conference call to discuss the results for the quarter and nine months ended September 30, 2011. The conference call telephone number is (877) 531-2986.  Participants calling from outside the United States and Canada should dial (612) 332-0636.  No passcode is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available beginning on Tuesday, November 8th and will run through Monday, November 14, 2011.  To hear the replay, dial (320) 365-3844.  The replay passcode is 218265.

A live audio webcast of the conference call will also be available in a listen only mode on our website, which is located at www.hptreit.com.  Participants wanting to access the webcast should visit our website about five minutes before the call.  The archived webcast will be available for replay on HPT’s website for about one week after the call. The recording and retransmission in any way of HPT’s third quarter conference call is strictly prohibited without the prior written consent of HPT.

Supplemental Data:

A copy of HPT’s Third Quarter 2011 Supplemental Operating and Financial Data is available for download at HPT’s website, www.hptreit.com.  HPT’s website is not incorporated as part of this press release.

Hospitality Properties Trust is a real estate investment trust, or REIT, which owns 288 hotels and 185 travel centers located in 44 states, Puerto Rico and Canada. HPT is headquartered in Newton, MA.

Hospitality Properties Trust

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

AND NORMALIZED FUNDS FROM OPERATIONS

(in thousands, except per share data)

(Unaudited)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2011	2010	2011	2010
	Revenues:
	Hotel operating revenues (1)	$242,995	$193,626	$670,867	$558,900
	Rental income (1)	72,305	81,695	230,078	241,774
	FF&E reserve income (2)	3,389	5,877	13,537	17,023
	Total revenues	318,689	281,198	914,482	817,697

	Expenses:
	Hotel operating expenses (1)	168,278	128,601	450,845	364,058
	Depreciation and amortization	57,106	57,997	171,050	179,260
	General and administrative	11,292	10,082	30,746	29,396
	Acquisition related costs (3)	387	—	1,150	—
	Loss on asset impairment (4)	—	—	7,263	16,384
	Total expenses	237,063	196,680	661,054	589,098

	Operating income	81,626	84,518	253,428	228,599

	Interest income	11	33	54	216
	Interest expense (including amortization of deferred financing costs and debt discounts of $1,614, $1,488, $4,623 and $5,629 respectively)	(33,513)	(33,475)	(100,183)	(105,367)
	Loss on extinguishment of debt (5)	—	—	—	(6,720)
	Equity in earnings (losses) of an investee	28	34	111	(17)
	Income before income taxes	48,152	51,110	153,410	116,711
	Income tax expense	(621)	(878)	(1,188)	(2,404)
	Net income	47,531	50,232	152,222	114,307
	Preferred distributions	(7,470)	(7,470)	(22,410)	(22,410)
	Net income available for common shareholders	$40,061	$42,762	$129,812	$91,897

	Calculation of Funds from Operations (FFO) and Normalized FFO:

	Net income available for common shareholders	$40,061	$42,762	$129,812	$91,897
Add:	Depreciation and amortization	57,106	57,997	171,050	179,260
	FFO (6)	97,167	100,759	300,862	271,157
Add:	Deferred percentage rent (7)	481	375	1,417	1,163
	Acquisition related costs (3)	387	—	1,150	—
	Loss on asset impairment (4)	—	—	7,263	16,384
	Loss on extinguishment of debt (5)	—	—	—	6,720
	Normalized FFO (6)	$98,035	$101,134	$310,692	$295,424

	Weighted average common shares outstanding	123,465	123,399	123,453	123,389

	Per common share amounts:
	Net income available for common shareholders	$0.32	$0.35	$1.05	$0.74
	FFO (6)	$0.79	$0.82	$2.44	$2.20
	Normalized FFO (6)	$0.79	$0.82	$2.52	$2.39

See Notes on page 6

(1)        At September 30, 2011, we owned 288 hotels; 233 of these hotels are leased to our taxable REIT subsidiaries and managed by independent hotel operating companies and 55 are leased to third parties. Our 185 travel centers are leased under two lease agreements. Our Condensed Consolidated Statements of Income include hotel operating revenues and expenses of managed hotels and rental income from our leased hotels and travel centers.  Our managed hotel portfolios had net operating results that were, in the aggregate, $6,653 and $18,573 less than the minimum returns due to us in the three months ended September 30, 2011 and 2010, respectively, and $37,875 and $59,322 less than the minimum returns due to us in the nine months ended September 30, 2011 and 2010, respectively.  We reflect these amounts in our Condensed Consolidated Statements of Income as a reduction to hotel operating expenses when the minimum returns are funded by the managers of these hotels under the terms of our operating agreements or applied from the security deposits we hold.

(2)        Various percentages of total sales at our hotels are escrowed as reserves for future renovations or refurbishment, or FF&E reserve escrows.  We own all the FF&E escrows for our hotels.  We report deposits by our third party tenants into the escrow accounts as FF&E reserve income.  We do not report the amounts which are escrowed as FF&E reserves for our managed hotels as FF&E reserve income.

(3)        Represents costs associated with a potential acquisition of hotel properties.

(4)        In connection with a decision to pursue the sale of four of our InterContinental branded hotels, we recorded a $16,384, or $0.13 per share, loss on asset impairment in the second quarter of 2010 to reduce the carrying value of these hotels to their estimated fair value less costs to sell.  We further decreased the carrying values of these four hotels during the three months ended June 30, 2011, and recorded a $315 loss on asset impairment.  In connection with our decision to sell 21 hotels as part of our June 2011 agreement with Marriott, we recorded a $3,081, or $0.02 per share, loss on asset impairment in the second quarter of 2011 to reduce the carrying value of 14 of these hotels to their estimated fair value less costs to sell.  Also, in performing our periodic evaluation of real estate assets for impairment during the second quarter of 2011, we revised our value assumptions regarding one InterContinental branded hotel that we are considering selling as part of our July 2011 agreement with InterContinental.  As a result, we recorded a $3,867, or $0.03 per share, loss on asset impairment during the second quarter of 2011 to reduce the carrying value of that hotel to its estimated fair value.

(5)        During the second quarter of 2010, we recorded a $6,720, or $0.05 per share, loss on the extinguishment of debt relating to our repurchase of $185,696 face amount of our 3.8% convertible senior notes due 2027 for an aggregate purchase price of $185,626, excluding accrued interest.  The loss on extinguishment of debt is net of unamortized issuance costs and discounts of $7,260 and $588 of transaction costs, net of the equity component of the notes of $1,058.

(6)        We calculate FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP excluding gain or loss on sale of properties, plus real estate depreciation and amortization.  Our calculation of Normalized FFO differs from NAREIT FFO because we include percentage rent and exclude loss on early extinguishment of debt, impairment of assets and acquisition related costs in and from our calculation of Normalized FFO.  We consider FFO and Normalized FFO to be appropriate measures of performance for a REIT, along with net income and cash flow from operating, investing and financing activities.  We believe that FFO and Normalized FFO provides useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO can facilitate a comparison of operating performances between periods.  FFO and Normalized FFO are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders.  Other factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future capital requirements and operating performance.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income or cash flow from operating activities, determined in accordance with GAAP, as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.  We believe that in order to facilitate a clearer understanding of our consolidated historical operating results, these measures should be considered in conjunction with net income, net income available to common shareholders and cash flow from operating activities as presented in our Condensed Consolidated Statements of Income and Condensed Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than we do.

(7)        In calculating net income, we recognize percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this revenue until the fourth quarter for purposes of calculating net income, we include these estimated amounts in the calculation of Normalized FFO for each quarter of the year. The fourth quarter Normalized FFO calculation excludes the amounts recognized during the first three quarters.

Hospitality Properties Trust

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(Unaudited)

	September 30,	December 31,
	2011	2010
ASSETS

Real estate properties:
Land	$1,361,557	$1,389,594
Buildings, improvements and equipment	4,711,158	4,909,488
	6,072,715	6,299,082
Accumulated depreciation	(1,322,255)	(1,370,592)
	4,750,460	4,928,490

Properties held for sale	131,361	7,125
Cash and cash equivalents	6,487	4,882
Restricted cash (FF&E reserve escrow)	41,747	80,621
Other assets, net	181,014	171,168
	$5,111,069	$5,192,286

LIABILITIES AND SHAREHOLDERS’ EQUITY

Revolving credit facility	$115,000	$144,000
Senior notes, net of discounts	1,887,508	1,886,356
Convertible senior notes, net of discounts	78,480	77,484
Mortgage payable	—	3,383
Security deposits	115,036	105,859
Accounts payable and other liabilities	75,380	107,297
Due to related persons	12,619	2,912
Dividends payable	4,754	4,754
Total liabilities	2,288,777	2,332,045

Commitments and contingencies

Shareholders’ equity:
Preferred shares of beneficial interest; no par value; 100,000,000 shares authorized:
Series B preferred shares; 8 7/8% cumulative redeemable; 3,450,000 shares issued and outstanding, aggregate liquidation preference $86,250	83,306	83,306
Series C preferred shares; 7% cumulative redeemable; 12,700,000 shares issued and outstanding, aggregate liquidation preference $317,500	306,833	306,833
Common shares of beneficial interest, $.01 par value; 150,000,000 shares authorized; 123,521,535 and 123,444,235 shares issued and outstanding, respectively	1,235	1,234
Additional paid in capital	3,463,534	3,462,169
Cumulative net income	2,194,735	2,042,513
Cumulative other comprehensive income (loss)	(242)	2,231
Cumulative preferred distributions	(205,811)	(183,401)
Cumulative common distributions	(3,021,298)	(2,854,644)
Total shareholders’ equity	2,822,292	2,860,241
	$5,111,069	$5,192,286

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THE FOREGOING PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE BASED UPON HPT’S CURRENT BELIEFS AND EXPECTATIONS.  HOWEVER, THESE FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND THEY MAY NOT OCCUR FOR VARIOUS REASONS, SOME OF WHICH ARE BEYOND HPT’S CONTROL.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT HPT IS HOLDING AND HAS APPLIED OR MAY CONTINUE TO APPLY SECURITY DEPOSITS TO COVER THE SHORTFALL OF THE PAYMENTS IT HAS RECEIVED OR EXPECTS TO RECEIVE UNDER ITS HOTEL CONTRACTS COMPARED TO THE MINIMUM PAYMENTS DUE TO HPT UNDER THESE CONTRACTS.  THE SECURITY DEPOSITS WHICH HPT IS HOLDING ARE IN LIMITED AMOUNTS.  THERE CAN BE NO ASSURANCE REGARDING THE AMOUNTS OF PAYMENTS HPT MAY RECEIVE IN THE FUTURE UNDER ITS CONTRACTS AND FUTURE SHORTFALLS MAY EXCEED THE AMOUNTS OF THE SECURITY DEPOSITS HPT HOLDS.  MOREOVER, THESE SECURITY DEPOSITS ARE NOT ESCROWED OR OTHERWISE SEGREGATED FROM HPT’S OTHER ASSETS AND LIABILITIES; ACCORDINGLY, WHEN HPT APPLIES THESE SECURITY DEPOSITS TO COVER MINIMUM PAYMENTS DUE, IT WILL RECORD INCOME BUT IT WILL NOT RECEIVE ANY CASH.

•                  THIS PRESS RELEASE STATES THAT HPT EXPECTS MARRIOTT TO FUND MINIMUM PAYMENT SHORTFALLS UNDER THE TERMS OF A LIMITED GUARANTY.  THIS STATEMENT IMPLIES MARRIOTT WILL BE ABLE OR WILLING TO FULFILL ITS OBLIGATION UNDER THIS GUARANTY IN THE FUTURE AND THAT FUTURE SHORTFALLS WILL NOT EXCEED THE GUARANTY CAP.  HPT CAN PROVIDE NO ASSURANCE WITH REGARD TO MARRIOTT’S FUTURE ACTIONS OR THE FUTURE PERFORMANCE OF ITS HOTELS.

•                  THIS PRESS RELEASE STATES THAT HPT IS CURRENTLY IN THE PROCESS OF SELLING 21 MARRIOTT BRANDED HOTELS AND IT IS CURRENTLY EVALUATING WHICH, IF ANY, OF THE 42 INTERCONTINENTAL BRANDED HOTELS MAY BE OFFERED FOR SALE OR REBRANDED.  AS A RESULT OF THESE ACTIVITIES, HPT HAS REDUCED THE CARRYING AMOUNT OF CERTAIN OF THESE HOTELS TO THEIR ESTIMATED FAIR VALUE LESS COSTS TO SELL.  IN FACT, THE SALE OR REBRANDING OF THESE HOTELS MAY BE DELAYED, HPT MAY BE UNABLE TO SELL OR REBRAND ANY OF THESE HOTELS OR MAY SELL THE HOTELS AT AMOUNTS THAT ARE LESS THAN THEIR ADJUSTED CARRYING VALUES.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING UNDER “RISK FACTORS” IN OUR PERIODIC REPORTS OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY OUR

FORWARD LOOKING STATEMENTS.  OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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